Exhibit 5.1

October 27, 2017

VIA ELECTRONIC MAIL

My Size, Inc.

3 Arava St., pob 1026

Airport City, Israel 7010000

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We represent My Size, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of 3,079,840 shares of the Company’s common stock, $0.001 par value per share (“Common Stock”), that the persons identified in the Registration Statement as the selling stockholders have acquired or have the right to acquire, including an aggregate of 859,784 shares of Common Stock (the “Shares”), an aggregate of 2,150,000 shares of Common Stock (the “Option Shares”) issuable upon exercise of outstanding options to purchase shares of Common Stock (the “Options”) and an aggregate of 70,056 shares of Common Stock (the “Warrant Shares”) issuable upon exercise of outstanding warrants to purchase shares of Common Stock (the “Warrants”) issued to the selling stockholders.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K under the Securities Act.

We have examined:

a.	the Registration Statement, including the exhibits filed therewith and the documents incorporated by reference;

b.	a form of Warrant, relating to the issuance by the Company of the Warrant Shares;

c.	an executed copy of a certificate of Ronen Luzon and Or Kles, Chief Executive Officer and Chief Financial Officer of the Company, respectively, dated the date hereof (the “Officers’ Certificate”);

d.	a copy of the Company’s Amended and Restated Certificate of Incorporation, as amended, and certified pursuant to the Officers’ Certificate (the “Charter”);

e.	a copy of the Company’s Amended and Restated By-laws, in effect as of the date hereof, certified pursuant to the Officers’ Certificate (the “Bylaws”); and

f.	a copy of certain resolutions of the Board of Directors of the Company adopted relating to the issuance of the shares of Common Stock being registered pursuant to the Registration Statement, certified pursuant to the Officers’ Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

For the purposes of this opinion letter, we have assumed that at the time of issuance of each Option Share, Warrant Share, the Charter, the Bylaws, the Warrants and the Options, as applicable, will not have been modified or amended and will be in full force and effect. In addition, it is understood that this opinion is to be used only in connection with the offer and sale of the securities being registered while the Registration Statement is effective under the Securities Act.

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”) , including all applicable statutory provisions and reported judicial decisions interpreting these laws. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the following opinions:

1.     the Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and are validly issued, fully paid and non-assessable.

2. the Option Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and, when the Option Shares are delivered and paid for in accordance with the terms of the Option and when evidence of the issuance thereof is duly recorded in the Company’s books and records, will be validly issued, fully paid and non-assessable.

3.     the Warrant Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and, when the Warrant Shares are delivered and paid for in accordance with the terms of the Warrant and when evidence of the issuance thereof is duly recorded in the Company’s books and records, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or any rules or regulations promulgated thereunder.

Very truly yours,

/s/ Sheppard, Mullin, Richter & Hampton LLP

SHEPPARD, MULLIN, RICHTER & HAMPTON LLP